Exhibit 99.1

TICC Announces $7 Million Transaction with OPTIMUS Corporation

Greenwich, CT –9/23/05 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that it has completed a $7 million investment in senior unsecured notes issued by OPTIMUS Corporation, a provider of innovative technology solutions.

About OPTIMUS

Since 1992, OPTIMUS has designed, developed and delivered innovative information technology tools and services to enhance public safety, health and the national defense. OPTIMUS products and services are designed to increase efficiency, reduce transaction costs and help minimize risk – enabling governments and organizations to improve service delivery. For more information, visit www.optimuscorp.com.

About Technology Investment Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.